Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek’s PowerSecure Subsidiary Receives
Record $75 Million in Orders
DENVER – March 2, 2006 – Metretek Technologies, Inc. (AMEX:MEK) announced that its PowerSecure, Inc. subsidiary has received verbal orders from a large existing customer for distributed generation and switchgear projects that are anticipated to generate revenues of approximately $75 million in the aggregate during 2006 and 2007.
The orders are subject to the finalization of payment terms and other standard purchasing conditions, as well as the completion and execution of definitive documentation. Due to a confidentiality agreement with the customer, details of the projects are not being provided at this time.
“This award represents both a tremendous achievement and an exciting opportunity, and it would not have been possible without the customer’s prior experience with the terrific people we are privileged to have on the PowerSecure team,” said Sidney Hinton, president and chief executive officer of PowerSecure. “Our business has been blessed with wonderful customers, valued suppliers, and exceptionally talented and dedicated employees, who together have enabled us to bring to the marketplace highly innovative and competitive solutions. This award, combined with other orders we have announced in recent weeks, clearly validates the market’s growing interest in our solutions and services.”
According to W. Phillip Marcum, president and chief executive officer of Metretek, the $75-million award is not only the largest ever received by PowerSecure, it is also by far the largest ever received in the history of Metretek. “Current indications are that as much as 1/3 of the revenues will be realized in 2006, resulting in a substantial backlog going into 2007. We will update our revenue guidance for 2006 when we have a better sense of the likely effect of this and other recently announced orders on this year’s business,” said Marcum.
Distributed generation involves the design and construction of electric generation equipment and controls directly within a commercial or industrial customer’s facility. The onsite equipment provides the customer’s facility with supplemental and backup power generation capacity, and, in many cases, may also provide the customer with stable power quality and a real-time means by which to mitigate electricity price spikes such as those currently being seen across the country.
Metretek Technologies, Inc. through its subsidiaries — PowerSecure, Inc.; Metretek, Incorporated; and Southern Flow Companies, Inc. — is a diversified provider of energy technology products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the revenues expected to be realized from the orders referred to in this release, the finalization of these orders, the completion and execution of definitive documentation covering these orders, the anticipated completion dates of these projects, the future prospects of PowerSecure and the effects of these orders on the future revenues of Metretek, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management and statements of assumptions underlying the foregoing, and are often, but not always, identified by words such as “may,” “expect,” “will,” “believe,” “optimistic,” “anticipate,” “intend,” “hope” and similar terminology. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements, including, but not limited to, the finalization of the terms of these orders and the completion and execution of definitive documentation; PowerSecure’s ability to timely and successfully complete these projects to their customers’ satisfaction; PowerSecure’s ability to obtain sufficient raw materials and equipment to fulfill these orders on timely and commercially reasonable terms; PowerSecure’s ability to continue to develop and market its products and services, to expand the scope, markets and business segments of its offerings and to deliver anticipated benefits to its customers; the effects of future changes in tariff structures and environmental requirements on PowerSecure’s ability to deliver an economically viable solution; Metretek’s ability to maintain sufficient financial and other resources to fund its commitments and the growth of its business; the ability of Metretek to successfully management the growth of its business; changes in customer and industry demand and preferences; Metretek’s ability to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of Metretek to secure and maintain key contracts and relationships; general economic, market and business conditions; and other factors, risks and uncertainties described from time to time in Metretek’s reports and filings with the Securities and Exchange Commission, including but not limited to Metretek’s most recently filed Annual Report on Form 10-K and subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. Metretek assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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